UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2006

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As reported in Item 5.02 of this Form 8-K, Raymond K. Guba left Kraton Polymers LLC ("Kraton") effective October 6, 2006. Mr. Guba’s Employment Agreement with Kraton, entered into on December 15, 2005, was terminated in conjunction with his departure.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 5, 2006, the Board of Directors of Kraton appointed Nicholas G. Dekker, 42, as Kraton’s Chief Financial Officer and Vice President. The appointment was effective October 6, 2006. Mr. Dekker replaces Raymond K. Guba, who has served as Kraton’s Chief Financial Officer and Vice President since October 24, 2005. Mr. Dekker will be responsible for all the finance functions, information technology and investor relations. Kraton and Mr. Dekker are currently negotiating an employment agreement and at present no contracts regarding his employment as Chief Financial Officer and Vice President have been executed.

Prior to this appointment, Mr. Dekker was serving as Kraton's Vice President, Europe, Africa and Middle East. He served as interim Chief Financial Officer of Kraton from August 15, 2005 to October 24, 2005. He was previously Finance Kraton's Manager for Europe and Asia Pacific from 2004 to 2005, and as Kraton's Finance Manager for Europe from 2002 to 2004. He started with Kraton in 2000 as a consultant. From early 1998 to April 2000 he was a financial consultant for Shell Chemicals.

Mr. Guba left Kraton effective October 6, 2006. Kraton is in the process of negotiating a separation agreement with Mr. Guba and at present no contracts regarding his departure have been executed. Mr. Guba’s departure is not the result of any disagreement with Kraton on any matter relating to Kraton’s operations, policies or practices.

A copy of the press release announcing the events above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated October 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Polymers LLC

October 10, 2006	By:	Joseph J. Waiter

Name: Joseph J. Waiter
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 10, 2006